Exhibit 10.02

SEROTONIN INC.

CONSULTING AGREEMENT

Effective Date: 6/18/25

This Consulting Agreement (the “Agreement”) is made as of the Effective Date set forth above by and between Serotonin Inc., a Delaware Corporation (“Consultant”) and                Bit Digital Client”). Consultant and Client may be referred to herein individually as a “Party” and collectively as the “Parties.”

Engagement of Services. Consultant will provide services described in the form attached to this Agreement as Exhibit A. Subject to the terms of this Agreement, Consultant will render the services set forth in Exhibit A accepted by Consultant (the “Services”) on an ongoing basis. Consultant will be free of control and direction from the Client (other than general oversight and control over the results of the Services), and will have exclusive control over the manner and means of performing the Services, including the choice of place and time. Consultant will provide, at Consultant’s own expense, a place of work and all equipment, tools and other materials necessary to complete the Services.

1. Compensation. Client will pay Consultant the fee set forth in Exhibit A for Services rendered pursuant to this Agreement as Consultant’s sole compensation for such Services. Consultant will be reimbursed for expenses incurred in the course of performing the Services, subject to approval by Client, provided Consultant has furnished such documentation for authorized expenses as Client may reasonably request. Payment of Consultant’s fees and expenses will be in accordance with the fees set out in Exhibit A. Upon termination of this Agreement for any reason, Consultant will be paid fees on the basis stated in Exhibit A for work that has been completed. Payment to Consultant of undisputed fees will be due upon Client’s receipt of an invoice.

2. Ownership of Work Product. Consultant hereby irrevocably assigns to Client all right, title and interest worldwide in and to any deliverables specified in Exhibit A and to any ideas, concepts, processes, discoveries, developments, formulae, information, materials, improvements, designs, artwork, content, software programs, other copyrightable works, and any other work product created, conceived or developed by Consultant (whether alone or jointly with others) for Client during or before the term of this Agreement, including all copyrights, patents, trademarks, trade secrets, and other intellectual property rights therein (collectively, the “Work Product”). Consultant retains no rights to use the Work Product and agrees not to challenge the validity of Client’s ownership of the Work Product. Consultant agrees to execute, at Client’s request and expense, all documents and other instruments necessary or desirable to confirm such assignment, including without limitation, any copyright assignment or patent assignment provided by the Client.

3. Representations and Warranties. Consultant represents and warrants that: (a) the Work Product will comply with the requirements set forth in Exhibit A, (b) the Work Product will be an original work of Consultant, (c) Consultant has the right and unrestricted ability to assign the ownership of Work Product to Client as set forth in Section 2 (including without limitation the right to assign the ownership of any Work Product created by Consultant’s employees or contractors), and (d) neither the Work Product nor any element thereof will infringe upon or misappropriate any copyright, patent, trademark, trade secret, right of publicity or privacy, or any other proprietary right of any person, whether contractual, statutory or common law.

4. Independent Contractor Relationship. Consultant’s relationship with Client is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship between Client and any of Consultant’s employees or agents. Consultant is not authorized to make any representation, contract or commitment on behalf of Client. Consultant’s employees will not be entitled to any of the benefits that Client may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Because Consultant is an independent contractor, Client will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on behalf of Consultant. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing Services under this Agreement. No part of Consultant’s compensation will be subject to withholding by Client for the payment of any social security, federal, state or any other employee payroll taxes.

5. Confidential Information. During the term of this Agreement and thereafter the Parties agree to protect the confidentiality of certain confidential information.

5.1 As used herein, the “Confidential Information” of a Party will mean any and all technical and non-technical information disclosed by such Party (the “Disclosing Party”) to the other Party (the “Receiving Party”), which may include without limitation: (a) patent and patent applications; (b) trade secrets; (c) proprietary and confidential information, ideas, techniques, sketches, drawings, works of authorship, models, inventions, know-how, processes, apparatuses, equipment, algorithms, software programs, software source documents, and formulae related to the current, future, and proposed products and services of each of the Parties, such as information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, investors, employees, business and contractual relationships, business forecasts, sales and merchandising, and marketing plans; (d) the nature and existence of any agreements or negotiations between the Parties; and (e) all other information that the Receiving Party knew, or reasonably should have known, was the Confidential Information of the Disclosing Party.

5.2 Parties will take reasonable precautions to (i) not use or permit the use of either Party’s Confidential Information in any manner or for any purpose not expressly set forth in this Agreement, (ii) hold such Confidential Information in confidence and protect it from unauthorized use and disclosure, and (iii) not disclose such Confidential Information to any third parties. The Receiving Party will protect the Disclosing Party’s Confidential Information from unauthorized use, access or disclosure in the same manner as the Receiving Party protects its own confidential information of a similar nature, but in no event will it exercise less than reasonable care. Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to Client or Consultant in the course of business. Confidential Information does not include information that (x) is or becomes a part of the public domain through no act or omission of the Receiving Party, (y) is disclosed to the Receiving Party by a third party without restrictions on disclosure, or (z) was in the Receiving Party’s lawful possession without obligation of confidentiality prior to the disclosure and was not obtained by the Receiving Party either directly or indirectly from the Disclosing Party. In addition, this section will not be construed to prohibit disclosure of Confidential Information to the extent that such disclosure is required by law or valid order of a court or other governmental authority; provided, however, that the Receiving Party will first have given notice to the Disclosing Party and will have made a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued. All Confidential Information furnished to the Receiving Party by the Disclosing Party is the sole and exclusive property of the Disclosing Party or its suppliers or customers. Upon request by the Disclosing Party, the Receiving Party agrees to promptly deliver to the Disclosing Party the original and any copies of the Confidential Information. Notwithstanding the foregoing nondisclosure obligations, pursuant to 18 U.S.C. Section 1833(b), the Receiving Party will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (I) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

6. Consultant’s Employees, Consultants and Agents. Consultant shall have the right to disclose Confidential Information only to those of its employees, consultants, and agents who have a need to know such information for the purpose of performing Services and who have entered into a binding written agreement that protects Client’s rights and interests in and to the Confidential Information to at least the same degree as this Agreement.

7. Term and Termination.

7.1 Term. The Initial Term of this Agreement is for six (6) months from the Effective Date set forth above, unless earlier terminated as provided in this Agreement. Following the expiration of the Initial Term, the Agreement will be automatically renewed for additional consecutive terms of six (6) months (each, “Renewal Term”), unless a Party gives written notice of termination to the other Party at least thirty (30) days’ prior to the end of the Initial Term or any Renewal Term.

7.2 Termination for Cause. Consultant may terminate this Agreement or any statement of work, effective immediately upon written notice, if the other party thereto (i) admits in writing its inability to pay its debts generally as they become due; (ii) makes a general assignment for the benefit of its creditors; (iii) institutes proceedings, or has proceedings instituted against it seeking relief or reorganization under any laws relating to bankruptcy or insolvency; or (iv) has a court of competent jurisdiction appoint a receiver, liquidator, or trustee over all or substantially all of such other party’s property or provide for the liquidation of such other party’s property or business affairs.

7.3 Survival. The rights and obligations contained in Sections 2 (“Ownership of Work Product”), 3 (“Representations and Warranties”), 5 (“Confidential Information”) and 9 (“Non-solicitation”) will survive any termination or expiration of this Agreement.

8. Marketing. Client hereby grants Consultant the nontransferable, non-exclusive, limited, revocable right during the term of this Agreement to use, display and publish Client’s name, logo, and service marks in Consultant’s website, marketing materials or other oral, electronic, or written promotions, which shall include naming Client as a client of Consultant and a brief scope of services provided. Any use of Consultant’s logos or links on Client’s website must be approved in writing by Consultant.

9. No Conflicts. Consultant will refrain from any activity, and will not enter into any agreement or make any commitment, that is inconsistent or incompatible with Consultant’s obligations under this Agreement, including Consultant’s ability to perform the Services. Consultant represents and warrants that Consultant is not subject to any contract or duty that would be breached by Consultant’s entering into or performing Consultant’s obligations under this Agreement or that is otherwise inconsistent with this Agreement. Client acknowledges that Consultant engages in work from time to time for other clients in the same industry, and this fact alone does not constitute a conflict.

10. Non-solicitation. Parties agrees that during the Term of this Agreement, and for one year thereafter, Parties will not either directly or indirectly, solicit or attempt to solicit any employee, independent contractor, or consultant of the other Party to terminate his, her or its relationship with the other Party in order to become an employee, consultant, or independent contractor to or for any other person or entity.

11. Successors and Assigns. Except as otherwise provided in this Agreement, the Contractor may, at the Contractor’s absolute discretion, engage a third-party sub-contractor to perform some or all of the obligations of the Contractor under this Agreement. Subject to the foregoing, this Agreement will be for the benefit of Client’s successors and assigns, and will be binding on Consultant’s assignees.

12. Notices. Any notice required or permitted by this Agreement will be in writing and will be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt; or (v) by electronic mail. Notice will be sent to the addresses set forth below or such other address as either party may specify in writing.

13. Governing Law. This Agreement will be governed in all respects by the laws of the United States of America and by the laws of the State of New York, without giving effect to any conflicts of laws principles that require the application of the law of a different jurisdiction.

14. Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement will not be affected or impaired thereby.

15. Waiver. The waiver by either Party of a breach of any provision of this Agreement will not operate or be construed as a waiver of any other or subsequent breach.

16. Injunctive Relief for Breach. The Parties’ obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage for which there will be no adequate remedy at law; and, in the event of such breach, the other Party will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

17. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all services undertaken by Consultant for Client. This Agreement may only be changed or amended by mutual agreement of authorized representatives of the parties in writing. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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The parties have executed this Agreement as of the Effective Date.

CONSULTANT:

SEROTONIN INC.

By:	/s/ Alexander Banon
	Name:	Alexander Banon
	Title:	General Partner

Email:	aj@serotonin.co

Address:	600 N Broad Street
Suite 5 # 268
Middletown, DE 19709
United States

CLIENT:

BIT DIGITAL

Sam Tabar
Name (Please Print)

/s/ Sam Tabar
Signature

Chief Executive Officer
Title

sam@bit-digital.com
Email

Address:

31 Hudson Yards, Floor 11
New York, NY 10001
United States

EXHIBIT A

Services Provided Under Consulting Agreement

Services:

Consultant will render the following services to Client:

●	Narrative and Thesis Development for Ethereum

●	Social Media Strategy and Execution

o	Sam Tabar’s X Account

o	Bit Digital’s X Account

●	PR Strategy and Execution

o	Podcasts

o	Speaking opportunities at events

o	Commentary Opportunities

o	TV and Broadcast pitching

o	Op-eds and thought leadership

Fees And Reimbursement:

Cash Fee: $30,000 Monthly Retainer

Consultant will be reimbursed for third party expenses (at cost) if approved in writing by Client.

Consultant will invoice Client monthly for services and expenses and will provide such reasonable receipts or other documentation of expenses as Client might request.

Payment terms: Client will be invoiced monthly in advance, on or before the first day of each month for services to be rendered in that month. Cash payment is due upon receipt of the invoice. The first payment is due on the Effective Date and services will not be initiated until after the first payment in full has been received. From then on, payment is due within 10 days of the receipt of each invoice. Any delay in payment of greater than five (5) days shall result in a penalty fee of the lesser of (i) 1.5% per month or (ii) the highest rate permitted by applicable law. For any payment delay of greater than ten (10) days, Consultant shall be permitted to cease providing services until payment is received in full. Consultant can also charge Client for any reasonable costs incurred collecting overdue invoices, for example by using a debt collection agency or having to take Client to court.

CONSULTANT:

SEROTONIN INC.

By:	/s/ Alexander Banon
	Name:	Alexander Banon
	Title:	General Partner

CLIENT:

BIT DIGITAL

Sam Tabar
Name (Please Print)

/s/ Sam Tabar
Signature

Chief Executive Officer
Title